UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2009

Smart Online, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 320, Durham, North Carolina		27703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code: 919-765-5000

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Adjournment of Annual Meeting of Stockholders.

Smart Online, Inc. will convene its Annual Meeting of Stockholders as scheduled on Tuesday, June 16, 2009, at 9:00 a.m., Durham, North Carolina time, and then immediately adjourn the meeting to reconvene on Wednesday, July 15, 2009.

The reconvened Annual Meeting of Stockholders will be held on Wednesday, July 15, 2009 at the Company’s offices at 4505 Emperor Boulevard, Suite 320, Durham, North Carolina 27703, at 8:00 a.m., Durham, North Carolina time. The Company is planning this adjournment in order to allow the Company to address current developments in light of recent management changes.

At the July 15 reconvened meeting, the Company’s stockholders will vote on, among other items, the election of directors to the board, as set forth in the Company’s April 30, 2009 proxy statement.  As previously reported by the Company in its Form 8-K filed on May 22, 2009, two of the director  nominees, Doron Roethler and Roberta B. Hardy, have  resigned as directors and will not be candidates for re-election.  The Company does not presently intend to seek candidates to fill those vacancies until after the Annual Meeting of Stockholders.

The record date for the reconvened Annual Meeting of Stockholders remains April 20, 2009. Stockholders who have previously sent in proxy cards or given instructions to brokers do not need to re-cast their votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

June 12, 2009	By:	/s/ Dror Zoreff
Name: Dror Zoreff
Title: Chairman of the Board